UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

220 Occidental Avenue South

Seattle, Washington 98104-7800

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code:

(206) 539-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	WY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 1.	Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

On March 26, 2020, Weyerhaeuser Company (“Weyerhaeuser”) entered into an underwriting agreement (“Underwriting Agreement”) with BofA Securities, Inc., Goldman, Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein, pursuant to which the underwriters agreed to purchase from Weyerhaeuser $750,000,000 aggregate principal amount of its 4.000% Notes due 2030 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of April 1, 1986, as amended and supplemented by a First Supplemental Indenture thereto dated as of February 15, 1991, a Second Supplemental Indenture thereto dated as of February 1, 1993, a Third Supplemental Indenture thereto dated as of October 22, 2001, a Fourth Supplemental Indenture thereto dated as of March 12, 2002 and a Fifth Supplemental Indenture thereto dated as of March 30, 2020 (the “Fifth Supplemental Indenture”) (collectively, the “Indenture”), each between Weyerhaeuser and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank), a national banking association, as trustee. The sale of the Notes closed on March 30, 2020.

The Notes bear interest at the rate of 4.000% per year, accruing from March 30, 2020. Interest on the Notes will be payable on April 15 and October 15 of each year, beginning on October 15, 2020. The Notes will mature on April 15, 2030. Weyerhaeuser may at its option redeem some or all of the Notes at any time prior to maturity at a redemption price equal to the sum of 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued but unpaid interest, if any, to but not including the redemption date, plus a make-whole amount if the redemption occurs prior to January 15, 2030, as specified in the Notes. Additionally, upon the occurrence of both (1) a change of control of Weyerhaeuser and (2) a below investment grade debt rating by each of Moody’s Investors Service, Inc. and S&P Global Ratings, a division of S&P Global Inc., within a specified period, Weyerhaeuser would be required to redeem the Notes at 101% of the aggregate principal amount of the Notes outstanding, plus accrued but unpaid interest, if any, to but not including the repurchase date.

The Notes are unsecured and unsubordinated obligations of Weyerhaeuser and rank equally in right of payment with all of Weyerhaeuser’s other unsecured and unsubordinated indebtedness from time to time outstanding. The Indenture places certain limitations on the ability of Weyerhaeuser and its subsidiaries to incur certain secured debt and to enter into certain sale and leaseback transactions and certain limitations on the ability of Weyerhaeuser to consolidate, merge or sell all or substantially all of its assets. The Indenture also contains customary event of default provisions.

The public offering price for the Notes was 98.470% of the principal amount. Weyerhaeuser received net proceeds of approximately $731.8 million from the sale of the Notes and intends to use a substantial portion of such net proceeds to refinance existing indebtedness, which may take the form of redemptions, repayments at maturity, repurchases or other transactions, including one or more of the following: (1) to redeem all or a portion of its outstanding 4.70% notes due 2021, of which $569 million aggregate principal amount is outstanding; (2) to repay at maturity its 9.00% debentures due 2021, of which $150 million aggregate principal amount is outstanding; and / or (3) to refinance in whole or in part its outstanding 3.25% notes due 2023, of which $325 million aggregate principal amount is outstanding, and its outstanding 4.625% notes due 2023, of which $500 million aggregate principal amount is outstanding. Weyerhaeuser’s determination as to which series of indebtedness and the respective amounts of its indebtedness to refinance will be based on the trading prices, maturity profile, coupon and redemption features of its existing indebtedness as well as prevailing interest rates and other factors and could include other indebtedness not listed above. The remainder of the net proceeds will be used by Weyerhaeuser for other general corporate purposes.

The Notes were offered and sold pursuant to Weyerhaeuser’s automatic shelf registration statement on Form S-3 (Registration No. 333-225502) under the Securities Act of 1933, as amended. Weyerhaeuser has filed with the Securities and Exchange Commission a prospectus supplement, dated March 26, 2020, together with the accompanying prospectus, dated June 7, 2018, relating to the offering and sale of the Notes.

For a complete description of the terms and conditions of the Underwriting Agreement and the Notes, please refer to the Underwriting Agreement, the Fifth Supplemental Indenture, the Officers’ Certificate of Weyerhaeuser Company pursuant to the Indenture, the form of Note, and certain opinions relating to the Notes, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1, 4.2, 4.3, 5.1, 5.2 and 8.1, respectively.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other financial services for Weyerhaeuser and its subsidiaries, including as a participant in Weyerhaeuser’s credit facilities, for which they have received or may in the future receive customary fees and expenses.

Section 2.	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in this Current Report under Item 1.01 is incorporated into this Item 2.03 by reference.

Section 9.	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits. The following items are filed as exhibits to this report.

Exhibit No.	Description

1.1	Underwriting Agreement

4.1	Fifth Supplemental Indenture

4.2	Officers’ Certificate pursuant to the Indenture (incorporated by reference from the Registration Statement on Form S-3, Registration No. 333-36753), establishing the Notes and their terms

4.3	Form of 4.000% Global Note due 2030 (included in Exhibit 4.2)

5.1	Opinion of Cravath, Swaine & Moore LLP, relating to the Notes

5.2	Opinion of Jose Quintana, Esq., Senior Counsel of Weyerhaeuser Company, relating to the Notes

8.1	Opinion of Covington & Burling LLP as to certain tax matters relating to the Notes

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

23.2	Consent of Jose Quintana, Esq., Senior Counsel of Weyerhaeuser Company (included in Exhibit 5.2)

23.3	Consent of Covington & Burling LLP (included in Exhibit 8.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Kristy T. Harlan
Name:	Kristy T. Harlan
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: March 30, 2020